                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               HUFFY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [HUFFY CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 2003

To our Shareholders:

     It is a pleasure to invite you to attend your Company's 2003 Annual Meeting of Shareholders which will be held this year on Thursday, April 24, 2003, at 10:00 a.m., Eastern Daylight Time, in the York Halls Ballroom at Holiday Inn Toronto Yorkdale, 3450 Dufferin Street, Toronto, Ontario, Canada.

     I hope you will be able to join us. This year we are pleased to hold the Annual Meeting of Shareholders in Toronto, the headquarters of our latest acquisition, the Gen-X Sports business. Prior to and immediately following the meeting, representative Gen-X and Huffy Sports business products and Company services will be exhibited. For your convenience, a map of the area and directions to the meeting are enclosed.

     If you plan to attend the meeting an admission ticket will be required and is attached to the proxy card. Please indicate the number attending from your immediate family. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

     Formal Notice of the Meeting and Proxy Statement accompany this letter. Whether or not you plan to be at the meeting, it is important to exercise your right to vote. Please vote so that your shares will be represented at the meeting. You can vote electronically by telephone or via the Internet which eliminates the need to return the proxy card, or vote on the enclosed proxy card and sign, date and return it promptly in the envelope provided. I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Don R. Graber
                                          Don R. Graber
                                          Chairman of the Board

                            [HUFFY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 2003

     The Annual Meeting of Shareholders of Huffy Corporation (the "Company"), an Ohio corporation, will be held in the York Halls Ballroom at Holiday Inn Toronto Yorkdale, 3450 Dufferin Street, Toronto, Ontario, Canada M6A 2V1 on Thursday, April 24, 2003, at 10:00 a.m. Eastern Daylight Time for the following purposes:

          1. To elect three Directors to serve for a term of two years and one Director to serve for a term of one year;

          2. To approve an amendment to the 1998 Key Employee Stock Plan, the 1998 Director Stock Incentive Plan and the 1998 Restricted Share Plan increasing the number of shares available for grant of options thereunder;

          3. To approve an amendment to the Articles of Incorporation of the Company to eliminate the right to cumulative voting;

          4. To ratify the appointment of KPMG LLP as independent public accountants for 2003; and

          5. To transact such other business as properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on February 27, 2003 are entitled to vote at the meeting or any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ Nancy A. Michaud
                                          Nancy A. Michaud
                                          Secretary
Dayton, Ohio
March 6, 2003

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE OR VOTE ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET WHICH ELIMINATES THE NEED TO RETURN THE PROXY CARD.

TO VOTE BY TELEPHONE:

     - Have your proxy card in hand when you call.

     - On a touch-tone telephone, call TOLL-FREE 1-866-207-3912, 24 hours a day, 7 days a week.

     - You will be prompted to enter your control number printed in the box located near the top of your proxy card.

     - Follow the recorded instructions.

TO VOTE VIA INTERNET:

     - Have your proxy card in hand when you access the web page.

     - Go to http://www.eproxyvote.com/huf/.

     - Have your control number printed in the box located at the top of your proxy card available when you access the web page.

     - Follow the web page instructions.

                               HUFFY CORPORATION
                                 225 BYERS ROAD
                             MIAMISBURG, OHIO 45342

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 2003

                             ---------------------

                                                                   March 6, 2003

                              GENERAL INFORMATION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Huffy Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held on April 24, 2003, and any adjournment(s) of such meeting. This Proxy Statement and the accompanying proxy card were first mailed to Shareholders on or about March 6, 2003. The Company will bear the cost of soliciting proxies and will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, Officers and employees of the Company may solicit proxies personally from some Shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for which the Company will pay fees estimated to total $9,000.

VOTING SECURITIES

     The authorized voting capital stock of the Company consists of 60,000,000 shares of Common Stock, $1.00 par value, of which there were 14,670,976 shares issued and outstanding as of February 27, 2003, which is the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote.

ACTIONS TO BE TAKEN BY HOLDERS OF PROXIES

     Unless otherwise directed by the person giving the proxy, all properly executed proxies will be voted: (1) for the election of W. Anthony Huffman, Joseph P. Viviano and Gerald B. Wasserman for two year terms expiring in the year 2005 and for the election of Donald K. Miller for a one year term expiring in 2004; (2) in favor of the amendment of the 1998 Key Employee Stock Plan, 1998 Director Stock Incentive Plan, and the 1998 Restricted Share Plan; (3) in favor of an amendment to the Articles of Incorporation of the Company; (4) in favor of ratification of the appointment of KPMG LLP as independent public accountants for the Company for 2003; and (5) at the discretion of the holders of the proxies, in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The holders of the proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors, or take other legally permissible action in the event that the nominee becomes unable to serve for any reason presently unknown.

     A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person in open meeting (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). Any written notice revoking a proxy should be sent to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud, Secretary.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of eight (8) Directors and is divided into two (2) classes. The Board of Directors of the Company recommends that one Director be elected for a one-year term expiring in 2004 and three Directors be elected for two-year terms expiring in 2005. W. Anthony Huffman and Joseph P. Viviano, whose terms expire in 2003 and Gerald B. Wasserman who was appointed a Director in October 2002, have been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for two-year terms expiring in 2005. Donald K. Miller, whose term expires in 2003, has been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for a one-year term expiring in 2004.

     Under Ohio law, if a Shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the Annual Meeting, that such Shareholder desires the voting at the election of Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary of the meeting or by or on behalf of the Shareholder giving such notice, then the Directors will be elected by cumulative voting. In such event, each Shareholder has the right to give one candidate a number of votes equal to the number of Directors then being elected multiplied by the number of such Shareholder's shares, or to distribute such Shareholder's votes on the same principle among two or more candidates. In the event that Directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the holders of the proxies intend to vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders may determine. Votes will be counted by LaSalle Bank, N.A. acting as the inspector of elections.

     Under Ohio law and the Company's Code of Regulations, the nominee receiving the greatest number of votes for the term expiring in 2004 shall be elected as a Director and the three nominees receiving the greatest number of votes for the terms expiring in 2005 shall be elected as Directors. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     The following table sets forth certain information as to the nominees for Director and each other person whose term of office as Director will continue after this Annual Meeting:

                                                                    SERVED AS
NAME AND PRINCIPAL OCCUPATION                                       DIRECTOR
FOR THE PAST FIVE YEARS(1)                                    AGE     SINCE
-----------------------------                                 ---   ---------
                      NOMINEE FOR TERM EXPIRING IN 2004

Donald K. Miller, Chairman of Axiom International Investors,  71      1988
LLC (engaged in international equity asset management) since
1999; currently, President of Presbar Corporation (engaged
in private equity investing and investment banking) since
1986(2)

                     NOMINEES FOR TERMS EXPIRING IN 2005

W. Anthony Huffman, retired from the Company and currently    60      1997
President of Huffman Travel Limited (engaged in travel
services) since 1997

Joseph P. Viviano, Retired Vice Chairman of Hershey Foods     64      1996
Corporation (engaged in the manufacture, distribution and
sale of consumer food products) since March 2000; prior
thereto Vice Chairman of such company from 1999 to 2000;
prior thereto President and Chief Operating Officer of such
company since 1994(3)

Gerald B. Wasserman, Retired President, Chief Executive       65      2002
Officer and Chairman of The Hockey Company (engaged in the
manufacture, distribution and sale of hockey equipment,
skates and accessories) since 1996

                                                                    SERVED AS
NAME AND PRINCIPAL OCCUPATION                                       DIRECTOR
FOR THE PAST FIVE YEARS(1)                                    AGE     SINCE
-----------------------------                                 ---   ---------
                    DIRECTORS WHOSE TERMS EXPIRE IN 2004

Don R. Graber, Chairman of the Board, President and Chief     59      1996
Executive Officer of the Company since December 1997; prior
thereto President and Chief Operating Officer of the Company since July 1996(4)

Linda B. Keene, Principal, Waterford Marketing Group since    51      1993
July 2001 (engaged in marketing and organizational
consulting services); prior thereto Vice President -- Market
Development of American Express Financial Advisors from 1994 to 2001 (engaged in financial advising services)(5)

James F. Robeson, Consultant to various distribution          66      1994
companies since 1993; Vice Chairman of Roberds, Inc.
(retailer of a broad range of home furnishing products) from
1998 to 2000; prior thereto Chief Executive Officer and
President of Roberds, Inc. from 1997 to 1998(6)

Thomas C. Sullivan, Chairman of RPM, Inc. (manufacturer of    65      1995
specialty chemicals and coatings) since 1971; prior thereto
Chairman and Chief Executive Officer of RPM, Inc. from 1971
to 2002(7)

---------------

(1) Except as disclosed herein, no information is included in this Proxy Statement for any portion of a period in which a Director did not hold office as a Director of the Company.

(2) Mr. Miller is a Director of Layne Christensen Company and RPM, Inc.

(3) Mr. Viviano is a Director of Chesapeake Corporation, Harsco Corporation, R.J. Reynolds Tobacco Holdings, Inc., and RPM, Inc.

(4) Mr. Graber is a Director of Precision Castparts Corporation, Amcast Industrial Corporation and MTC Technologies Inc.

(5) Ms. Keene is a Director of Scholastic Corporation.

(6) Mr. Robeson is a Director of Moto Photo, Inc.

(7) Mr. Sullivan is a Director of Pioneer-Standard Electronics, Inc., RPM, Inc., and Kaydon Corporation.

MEETINGS BY, AND CERTAIN COMMITTEES OF, THE COMPANY'S BOARD OF DIRECTORS

     During the year 2002, James F. Robeson (Chairman), Linda B. Keene, Donald
K. Miller and Gerald B. Wasserman (commencing December 12, 2002) comprised the Audit Committee of the Board of Directors. The Audit Committee meets with the Company's independent public accountants, internal auditors, and financial management executives and reviews the scope and results of audits as well as recommendations made by the Company's auditors and executives with respect to internal accounting controls. The Audit Committee is responsible for approving and recommending to the Board the appointment of the Company's auditors for all audit and permitted non-audit services. The members of the Audit Committee are independent, as defined in the New York Stock Exchange's listing standards. The current Audit Charter more fully describing such Committee's function is attached hereto. During the last fiscal year, the Audit Committee met five times.

     During the year 2002, Thomas C. Sullivan (Chairman), James F. Robeson and Joseph P. Viviano comprised the Compensation Committee of the Board of Directors. The Compensation Committee sets salary and benefits policy, and determines compensation and benefit levels for the Company's Officers and certain other key employees. During the last fiscal year, the Compensation Committee met three times.

     During the year 2002, Joseph P. Viviano (Chairman), W. Anthony Huffman and Linda B. Keene comprised the Nominating and Governance Committee. This Committee seeks out and reviews the qualifications of possible candidates for Board membership. Shareholders may submit nominee recom-mendations, complete with qualifications, to any member of the Nominating and Governance Committee at any time. The Committee recommends to the Board of Directors candidates for election as Directors at annual meetings, candidates to fill vacancies on the Board, and candidates for Committees of the Board. The Committee also conducts the annual Chief Executive Officer and Board assessments and reviews and assesses corporate governance compliance. During the last fiscal year, the Nominating and Governance Committee met two times.

     The Committee Chairmen serve on a rotating basis as the Chair of non-management Director Executive Sessions which are generally scheduled at regular Board meetings.

     During the last fiscal year, the Board of Directors met ten times. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of Committees thereof during the time such person was a Director and member of any such Committee.

COMPENSATION OF DIRECTORS

     In 2002, the Company's non-employee Directors ("Outside Directors") received annual base compensation of $22,500. All Directors received additional compensation of $1,000 per Board meeting attended. The Chairmen of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee received additional compensation of $3,000 per year. Each Committee member (including the Chairman of the Committee) received $1,000 for each Committee meeting attended. Additionally, Directors received consulting fees of $500 for each half day of service provided outside their normal duties as Directors when such services were provided at the request of management of the Company. Such consulting fees have been eliminated in 2003 in order to not compromise Director independence. Directors received $2,500 for attendance at Board of Directors' retreat meetings but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. No Director who is an employee of the Company receives any compensation for services as a Director.

DIRECTOR PLANS

     Pursuant to the Company's 1998 Director Stock Incentive Plan (the "1998 Directors Plan"), Outside Directors may elect to defer payment of their fees or take part or all of their annual base fees in the form of stock options. The 1998 Directors Plan provides for the automatic grant of restricted stock having a fair market value of $12,500 to Outside Directors. Shares included in restricted stock grants are forfeited back to the Company at the time an Outside Director ceases to be a Director except to the extent vested. Shares vest on the later of the first anniversary of the grant date or the date the Director first achieves compliance with the Directors' policy for stock ownership.

     In addition to the restricted stock awards granted every year, if an Outside Director files an irrevocable election with the Secretary of the Company prior to May 1 of any year and on such other date(s) as may be designated from time to time electing not to receive all or a portion of his or her annual base compensation to be earned in the following 12 month period beginning May 1 and ending April 30, then the Company shall grant options automatically on May 1 or such other dates, if applicable, to such Outside Director. The Company's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium for such deferrals and such formula is as follows:

 Portion of Annual Base
Compensation Not Received    x  1.5   =  Number of Shares
-------------------------
       Fair Market
    Value minus $1.00

     For the 12-month period beginning May 1, 2002, and ending April 30, 2003, Outside Directors have elected not to receive, in the aggregate, $112,500 of their annual base compensation, and the Company granted options to them based on such elections in accordance with the 1998 Directors Plan. The option price per share of the Common Stock covered by such options is $1.00.

     No option may be exercised until six months following the date upon which it was granted, except upon a change in control (as defined in the 1998 Directors Plan), or due to retirement from the Board of Directors because of total and permanent disability, expiration of a Director's term of office, or otherwise in accordance with the current Board of Directors' policy or upon the death of the option holder. A notice to exercise an option must be accompanied by full payment of the purchase price for the Common Stock being purchased. The 1998 Directors Plan is administered by a Committee consisting of not less than three Officers of the Company who are not entitled to participate in the 1998 Directors Plan.

     In February 1996, the Board of Directors discontinued the Directors' Retirement Plan, freezing retirement benefits for those Board members vested in such Plan through their current term. Under the Directors' Retirement Plan, each Outside Director who served as a member of the Board of Directors five years or more earned an annual retirement benefit of $5,000 plus $1,000 for each year of service as an Outside Director (prorated for partial years) in excess of five years service, not to exceed a maximum annual benefit of $10,000. Only one Outside Director has vested retirement benefits under such plan.

     The Board of Directors approved a policy on Director Ownership of Huffy Common Stock, effective April 17, 1998. This policy requires Outside Directors to acquire periodically and own up to 3,200 shares of Common Stock of the Company. Such ownership amounts are determined on the anniversary date of such Director's nomination to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Company's shares of Common Stock reported to the Company as of January 2, 2003, for each Director and Nominee and for each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers"), and for all Directors, the Nominees and Executive Officers as a group. For purposes of the table, a person is considered to "beneficially own" any shares of Common Stock (i) over which the person exercises sole or shared voting or investment power or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days after January 2, 2003.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                NAME OF BENEFICIAL OWNER(1)                   OWNERSHIP(2)
                ---------------------------                   ------------
Don R. Graber...............................................     343,238(3)
Timothy G. Howard...........................................     104,485(4)
W. Anthony Huffman..........................................     120,516(5)
Linda B. Keene..............................................      34,157(6)
Robert W. Lafferty..........................................      30,287(7)
Nancy A. Michaud............................................     110,135(8)
Donald K. Miller............................................     193,569(9)
James F. Robeson............................................      49,322(10)
Thomas C. Sullivan..........................................      49,626(11)
Joseph P. Viviano...........................................      72,628(12)
Gerald B. Wasserman.........................................       6,780
All Directors, the Nominees and Executive Officers,
  including Named Executive Officers, as a Group (11
  persons)..................................................   1,114,743

---------------

 (1) All shares are held with sole voting and sole investment power unless otherwise indicated in the footnotes below.

 (2) Except for Don R. Graber and Donald K. Miller whose Common Stock ownership is 2.3 percent and 1.3 percent, respectively, no such beneficial owner owns more than one percent of the issued and outstanding shares of Common Stock of the Company. All Directors, Nominees and Executive Officers as a group beneficially own 7.3 percent of the issued and outstanding shares of Common Stock of the Company as of January 2, 2003.

 (3) Mr. Graber has shared investment power with respect to 3,100 shares held by his spouse. The total amount also includes 193,750 shares as to which Mr. Graber holds options exercisable within 60 days.

 (4) Mr. Howard has shared voting and shared investment power with respect to 14,586 shares held jointly with his spouse. The total amount also includes 69,434 shares as to which Mr. Howard holds options exercisable within 60 days.

 (5) Mr. Huffman has sole voting and sole investment power with respect to 70,888 shares. Mr. Huffman has shared investment power with respect to 975 shares held by his spouse. The total amount also includes 48,653 shares as to which Mr. Huffman holds options exercisable within 60 days.

 (6) Ms. Keene has shared voting and shared investment power with respect to 3,904 shares held jointly with her spouse. The total amount also includes 28,540 shares as to which Ms. Keene holds options exercisable within 60 days.

 (7) The total amount includes 23,250 shares as to which Mr. Lafferty holds options exercisable within 60 days.

 (8) Ms. Michaud has shared investment power with respect to 2,293 shares held by her spouse as trustee. The total amount also includes 90,382 shares as to which Ms. Michaud holds options exercisable within 60 days.

 (9) Mr. Miller has sole voting and sole investment power with respect to 144,340 shares. Mr. Miller has shared investment power with respect to 4,475 shares held by his spouse. The total amount also includes 44,754 shares as to which Mr. Miller holds options exercisable within 60 days.

(10) Mr. Robeson has shared investment power with respect to 1,000 shares held by his spouse. The total amount also includes 21,842 shares as to which Mr. Robeson holds options exercisable within 60 days.

(11) The total amount includes 40,663 shares as to which Mr. Sullivan holds options exercisable within 60 days.

(12) Mr. Viviano has shared voting and shared investment power with respect to 500 shares held jointly with his spouse. The total amount also includes 38,315 shares as to which Mr. Viviano holds options exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to Shareholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP     CLASS(6)
------------------------------------                          --------------------    ----------
David L. Babson & Company Inc.(1)...........................       1,255,700            8.57%
One Memorial Drive
Cambridge, Massachusetts 02142-1300
Benson Associates, LLC(2)...................................       1,143,900            7.82%
111 S.W. Fifth Avenue
Suite 2130
Portland, Oregon 97204
Kenneth J. Finkelstein(3)...................................       1,101,955            7.12%
35 Brandy Court
Don Mills, Ontario M3B 3L3
James J. Salter(4)..........................................       1,101,955            7.12%
135 Forest Hill Road
Toronto, Ontario M4V 2L9
Dimensional Fund Advisors Inc.(5)...........................         860,125            5.87%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

---------------

(1) This information is taken from the Schedule 13G, dated January 30, 2003, filed by David L. Babson & Company Inc. with the Securities and Exchange Commission, which disclosed David L. Babson & Company Inc. has sole voting power with respect to 1,179,700 shares, shared voting power with respect to 76,000 shares, sole investment power with respect to 1,255,700 shares, and shared investment power with respect to 0 shares.

(2) This information is taken from the Schedule 13G, dated February 5, 2003, filed by Benson Associates, LLC with the Securities and Exchange Commission, which disclosed Benson Associates, LLC has sole voting and investment power with respect to 1,143,900 shares and shared voting and investment power with respect to 0 shares.

(3) This information is taken from the Schedule 13D, dated September 30, 2002, filed by Kenneth J. Finkelstein with the Securities and Exchange Commission, which disclosed that Mr. Finkelstein had sole investment power with respect to 1,101,955 shares.

(4) This information is taken from the Schedule 13D, dated September 30, 2002, filed by James J. Salter with the Securities and Exchange Commission, which disclosed that Mr. Salter had sole investment power with respect to 1,101,955 shares.

(5) This information is taken from the Schedule 13G, dated February 10, 2003, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission, which disclosed Dimensional Fund Advisors Inc. has sole voting and investment power with respect to 860,125 shares and shared voting and investment power with respect to 0 shares.

(6) Percentages listed are those disclosed in the referenced Schedules 13D and 13G and are not verified by the Company.

                           REPORT OF AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2002, the Audit Committee met five times, and the Audit Committee Chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly Form 10-Q with the Vice President-Controller and independent auditors prior to the filing of the Company's Form 10-Q. In response to the Sarbanes-Oxley Act adopted in 2002, the Audit Committee has assumed additional responsibilities including that the Audit Committee must approve, in advance, the use of the Company's auditors for all audit and non-audit services. The Audit Committee approved in October 2002 the use of KPMG LLP as the Company's independent auditors and Deloitte & Touche to provide internal audit functions to the Company. The approval of KPMG LLP is subject to shareholder ratification as described in this proxy statement. In addition, the Audit Committee is provided, upon its request, all representation letters provided to the Company's Chief Executive Officer and Chief Financial Officer as part of their certifications of the Company's periodic reports required under Sections 302 and 906 of the Sarbanes-Oxley Act. Also, the Audit Committee regularly reviews compliance with the Company's Standards of Ethics and Behavior for Officers and all employees. The Audit Committee anticipates additional responsibilities will be undertaken upon the issuance of final rules under the Sarbanes-Oxley Act. The Audit Committee is closely monitoring developments in this area. The Audit Committee written charter more fully describing the Committee's authority and responsibilities is attached as Exhibit A to this Proxy Statement.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with Management, the independent third party ("outside") internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the outside internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the outside internal auditors audit plans, audit scope, and identification of audit risks and approved all non-audit services provided by the independent auditors.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without Management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the outside internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with Management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with Management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee approved the reappointment of the independent auditors subject to shareholder ratification.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Linda B. Keene, Donald K. Miller, James F. Robeson (Chairman), Gerald B.
Wasserman

                        REPORT OF COMPENSATION COMMITTEE

     Decisions on compensation and stock options of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of non-employee Directors.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and increasing shareholder value. This strategy is designed to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's goals, to link executive and Shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall business results. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Mr. Don R. Graber, the Chief Executive Officer, the Committee takes into account the views of Mr. Graber.

     The Committee compares the Company's executive compensation structure against those of other manufactured products businesses and retail service providers whose size is adjusted to that of the Company. The Committee believes that such manufactured products businesses and service providers generally represent the Company's most direct competitors for executive talent. The Committee's policy is to evaluate competitive base salary ranges and total compensation based on the 50th percentile level of total compensation paid by manufactured products businesses and service providers for comparable positions. The Company's actual overall executive compensation levels are generally below such 50th percentile levels. The Committee reviews competitive pay practices on an annual basis. There are no loans outstanding to Executive Officers and none are permitted.

     The key elements of the Company's 2002 executive compensation program consist of Base Salary, the Annual Performance Incentive Plan, the Long-Term Incentive Plan and Stock Options. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. The Committee has reviewed Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for certain executive compensation and, based on present levels of compensation, does not anticipate a material tax impact due to the loss of deductibility for any compensation paid over the next year.

BASE SALARY

     Base salary ranges for Executive Officers are determined by periodic recommendations (most recently in 2002) by an independent compensation consultant who evaluates the responsibilities of each such position and compares the Company's salary level for the position to comparable positions at other manufactured products businesses and retail service providers nationwide. The Company's policy is to generally pay competitive base salaries by using the 50th percentile levels at manufactured products businesses and service providers for comparable positions as guidelines and to review such salary levels annually. Annual salary adjustments within such base salary ranges are determined by evaluating the performance of the Executive Officer and the Executive Officer's current base salary as compared to 50th percentile competitive pay practices and the Company's overall annual salary increase budget. Performance of an Executive Officer is evaluated based upon the employee's accomplishment of his or her duties, objectives established by his or her supervisor (in the case of Mr. Graber by the Board of Directors), and general management abilities. Elected Chairman, President and Chief Executive Officer, in December 1997, Mr. Graber's base salary was increased, effective September 1, 2001, to $620,000. To incent improved earnings, Mr. Graber proposed and the Compensation Committee accepted his proposal to not increase his base salary again until 2004 and, beginning in 2002, to increase the incentive measure for his annual bonus, at target, from 55 percent to 65 percent, interpolated from such measurement for threshold and maximum annual bonus performance.

ANNUAL PERFORMANCE INCENTIVE PLAN

     Executive Officers may receive an annual bonus under the Annual Performance Incentive Plan based upon corporate and individual performance objectives established at the beginning of each year. The corporate performance measure for bonus payments in 2002 approved by the Committee and by the Board of Directors was based on return on average net assets ("RONA"), earnings per share ("EPS") and free cash flow. The Executive Officers are eligible to earn profit sharing bonuses ranging from 6 percent to 16.25 percent (16.25 percent for Mr. Graber) of their annual base salaries at threshold level, from 30 percent to 65 percent (65 percent for Mr. Graber) of their annual base salaries at target level and from 60 percent to 130 percent (130 percent for Mr. Graber) of their annual base salaries at maximum level with 80 percent of the bonuses based on Corporate performance and 20 percent on individual personal objectives (except for Mr. Graber whose bonus is paid based solely on Corporate performance). For 2002, threshold, target and maximum level bonus required corporate performance, from continuing operations with RONA at 7.3 percent, 8.6 percent, and 10.3 percent, respectively, EPS at $.38, $.45, and $.54, respectively, and a Free Cash Flow goal of $12,462,000, $14,661,000, and $17,593,000 respectively. EPS was weighted at 50 percent; RONA and Free Cash Flow were weighted at 25 percent each. Individual performance is based on achievement of personal objectives. Personal objectives are both qualitative, such as certain business strategy development and/or implementation, improved customer satisfaction, management effectiveness and personal development, and quantitative, such as achieving cost reduction, continuous rapid improvement and sales goals. In 2002, from continuing operations, the Company reported a RONA of 4.3 percent, an EPS of $.38, from continuing operations, and a Free Cash Flow of $22,991,000. Mr. Graber was awarded an annual performance bonus of $252,883.

LONG-TERM INCENTIVE PLAN

     The Executive Officers participate in the Company's Long-Term Incentive Plan which is based on the Company's EPS, RONA and Total Shareholder Return ("TSR") during the period as compared to targets for each established by the Compensation Committee three years prior to the commencement of this award period. Under this plan, in 2002, Executive Officers were each eligible to earn threshold awards ranging from 12.5 percent to 25 percent (25 percent for Mr. Graber at threshold level) of their annual base salaries. For 2002, threshold awards required an EPS of $1.25, RONA of 12.8 percent, and TSR of 13.0 percent. For 2002, EPS was $.38, from continuing operations, RONA was 4.3 percent and TSR was 4.6 percent. Mr. Graber received no Long-Term Incentive Plan payment for 2002.

STOCK OPTIONS

     Under the Company's 1998 Key Employee Stock Plan ("1998 Plan"), stock options may be granted by the Committee to the Company's Executive Officers and other key managers. The Committee sets guidelines for the size and frequency of stock option grants which grants are based upon the Executive Officers' performance and results achieved. Stock options are granted to Executive Officers with an exercise price equal to the closing market price of the Common Stock on the date of grant and generally become exercisable in four equal, annual installments commencing one year from the date of grant. This approach is designed to motivate the creation of Shareholder value over the long term since the full benefit of the compensation package cannot be realized unless Common Stock appreciation occurs. In December 2002, the Committee awarded Mr. Graber 100,000 options at $6.89 per share. As of January 2, 2003, Mr. Graber beneficially owned 343,238 shares of Common Stock.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

James F. Robeson, Thomas C. Sullivan (Chairman) and Joseph P. Viviano
---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graphs set forth on page 15 shall not be incorporated by reference into any such filings.

              CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

     Roberds, Inc. filed for Chapter 11 bankruptcy protection on January 19, 2000. Mr. James F. Robeson, a Director of the Company, was formerly the Chief Executive Officer and President of Roberds, Inc. He ceased to be an executive officer of such company in July 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for 2002 were James F. Robeson, Thomas C. Sullivan, and Joseph P. Viviano, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company serves as a Director or as a member of a committee of any company of which any of the Company's Directors are executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH COMPENSATION AND CERTAIN OTHER INFORMATION

     The following table shows, for the fiscal years ended December 31, 2000, 2001 and 2002, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to each of the Executive Officers, including Don R. Graber, the Chairman, President and Chief Executive Officer of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                                    --------------------------------  -----------------------------------------------
                                                             OTHER                    NUMBER                   ALL
                                                            ANNUAL     RESTRICTED       OF                    OTHER
NAME AND                                                    COMPEN-      STOCK       OPTIONS/     LTIP       COMPEN-
PRINCIPAL POSITION            YEAR  SALARY(1)   BONUS(1)   SATION(2)  AWARD(S)(3)    SARS(4)   PAYOUTS(5)   SATION(6)
------------------            ----  ----------  ---------  ---------  ------------   --------  -----------  ---------
Don R. Graber...............  2002   $ 620,000  $ 252,883  $       0    $174,069      100,000   $        0   $ 19,567
  Chairman of the Board,....  2001   $ 593,097  $ 173,350          0    $ 80,118       75,000   $        0   $ 29,992
  President and Chief.......  2000   $ 554,231  $ 673,910          0    $ 47,497       50,000   $  520,833   $  6,308
  Executive Officer
Robert W. Lafferty(7).......  2002   $ 282,500  $  71,905  $       0    $ 20,345       36,000   $        0   $  9,967
  Vice President-Finance,...  2001   $ 272,691  $  33,550    147,730    $ 11,762       30,000   $        0   $ 12,600
  Chief Financial Officer...  2000   $ 260,000  $ 169,563          0    $  5,004       17,000   $   66,437   $  8,600
  and Treasurer
Nancy A. Michaud............  2002   $ 233,692  $  60,993  $       0    $ 23,886       47,000   $        0   $  9,597
  Vice President-General....  2001   $ 216,538  $  28,075          0    $ 12,594       40,000   $        0   $ 11,159
  Counsel and Secretary.....  2000   $ 199,962  $ 149,484          0    $  7,653       34,000   $  122,381   $  4,957
Timothy G. Howard...........  2002   $ 196,000  $  48,795  $       0    $ 36,318       20,000   $        0   $  9,502
  Vice
    President-Controller....  2001   $ 189,606  $  23,925          0    $ 21,330       10,000   $        0   $ 10,724
                              2000   $ 182,819  $ 129,418          0    $ 32,428       20,000   $  131,522   $  5,377

---------------

(1) "Salary" and "Bonus" include amounts that would have been payable currently, but were deferred at an election of a Named Executive Officer, such as through the Company's 401(k) Savings Plan. Free cash flow results for the Company exceeded the bonus target resulting in a bonus at 2002 year-end.

(2) No perquisites were provided or other personal benefits paid to a Named Executive Officer in 2002 which exceeded the lesser of $50,000 or ten percent of the total annual salary and bonus reported for such Named Executive Officer.

(3) The 1998 Restricted Share Plan replaced a portion of the cash retirement benefits accrued under the Company's Supplemental/Excess Benefit Plan (the "Benefit Plan") with the Company's Common Stock granted as restricted shares through 2002. The Benefit Plan provides that each recipient will be entitled to an annual grant of restricted shares in an amount having a fair market value equal to up to one-half of the total dollar amount of such recipient's then accrued and unfunded benefit under the Benefit Plan as determined by the Company's actuary. There were a total of 34,879 restricted shares awarded to Named Executive Officers on June 7, 2002, which vest, following a six month period upon the earlier of death, disability, retirement or vesting under the Company's Benefit Plan in accordance with the terms of the 1998 Restricted Share Plan and which have a value, in the aggregate at December 31, 2002 of $208,228. See also the discussion on page 20.

(4) These numbers represent options for shares of the Company's Common Stock granted pursuant to the Company's 1998 Key Employee Stock Plan. See next table labeled "Option Grants in Last Fiscal Year."

(5) Long-Term Incentive Pay consists of amounts paid to each of the Named Executive Officers under the Company's long-term incentive plans discussed later in this Proxy Statement under the table labeled "Long-Term Incentive Plans."

(6) "All Other Compensation" includes (i) Company contributions to the Company's 401(k) Savings Plan in the amount of $3,667 for Don R. Graber, Robert W. Lafferty, Nancy A. Michaud and Timothy G. Howard to match 2002 pre-tax elective deferral contributions (included under "Salary" and "Bonus") made by each Named Executive Officer to such plan; (ii) accrued interest of $730 and $1,435 (being interest earned in excess of 120 percent of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended), by Nancy A. Michaud and Timothy G. Howard, respectively, on the Company's Capital Accumulation Plan (Timothy G. Howard deferred salary in 1985 and 1986, and Nancy A. Michaud deferred salary in 1987 pursuant to such plan); and (iii) the principal amounts of $15,900, $6,300, $5,200, and $4,400 credited by the Company for Don R. Graber, Robert W. Lafferty, Nancy A. Michaud, and Timothy G. Howard, respectively, pursuant to the Company's Special Deferred Compensation Agreements. Refer to "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" later in this Proxy Statement for descriptions of such special deferred compensation agreements.

(7) Mr. Lafferty joined the Company as Vice President-Finance, Chief Financial Officer and Treasurer on January 3, 2000. The amount in the Other Annual Compensation column reflects certain sums Mr. Lafferty received in connection with relocation to the Company headquarters in 2001.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1998 Key Employee Stock Plan ("1998 Plan") to the Named Executive Officers for the year ended December 31, 2002, all of which are reflected in the Company's Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                            ------------------------
                                               % OF                                 POTENTIAL REALIZABLE VALUE
                                NUMBER        TOTAL                                   AT ASSUMED ANNUAL RATES
                                  OF         OPTIONS                                      OF STOCK PRICE
                              SECURITIES    GRANTED TO    EXERCISE                       APPRECIATION FOR
                              UNDERLYING    EMPLOYEES      OR BASE                        OPTION TERM(4)
                               OPTIONS      IN FISCAL     PRICE PER    EXPIRATION   ---------------------------
           NAME               GRANTED(1)       YEAR      SHARE(2)(3)      DATE      0%       5%         10%
           ----              ------------   ----------   -----------   ----------   ---   --------   ----------
Don R. Graber..............    100,000        16.36%        $6.89       12/12/12     0    $433,308   $1,098,089
Robert W. Lafferty.........     36,000         5.89%        $6.89       12/12/12     0    $155,991   $  395,312
Nancy A. Michaud...........     47,000         7.69%        $6.89       12/12/12     0    $203,655   $  516,102
Timothy G. Howard..........     20,000         3.27%        $6.89       12/12/12     0    $ 86,662   $  219,618

---------------

(1) The options were granted pursuant to the Company's 1998 Plan. All options granted under the 1998 Plan in 2002 are non-qualified stock options. No stock appreciation rights were granted under the 1998 Plan in 2002.

(2) Upon a change in control (as defined in the 1998 Plan), all options then outstanding become fully and immediately exercisable and the then outstanding options of an employee whose employment is terminated, except for cause, within twenty-four months of such change in control, or if more than one of the events leading to a change in control occurs, then within twenty-four months after the last event to occur, shall remain exercisable for three months from the date of such termination, but not after the expiration of the exercise period. Those employees who terminate employment due to disability or retirement may exercise non-qualified stock options after such termination of employment until five years after such retirement or disability. Under the 1998 Plan, upon the death of an employee or a retired or disabled former employee, all options under the 1998 Plan shall remain exercisable for six months following the date of death. Except as set forth above, upon termination of employment, all options to Named Executive Officers terminate.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of delivery or by a combination of cash and Common Stock. The options become exercisable ratably over a four-year period beginning in December, 2003.

(4) The options are calculated on option terms of ten years beginning December 12, 2002 through December 12, 2012. The dollar amounts under these columns are the result of calculations at the zero percent, the five percent and the ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2002, and unexercised options held as of December 31, 2002:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF     VALUE REALIZED      OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                             SHARES      (MARKET PRICE AT             END(1)               AT FISCAL YEAR-END(1)(2)
                            ACQUIRED      EXERCISE LESS     ---------------------------   ---------------------------
NAME                       ON EXERCISE   EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------------   -----------   -------------   -----------   -------------
Don R. Graber............        --          $     --         186,250        163,750        $     0        $     0
Robert W. Lafferty.......        --                --          22,000         61,000              0              0
Nancy A. Michaud.........        --                --          69,434         27,500              0              0
Timothy G. Howard........        --                --          90,382         77,000              0              0

---------------

(1) The number of unexercised options includes options granted under the Company's 1988 Stock Option Plan and Restricted Share Plan (the "1988 Plan") and the Company's 1998 Plan. No SARs were issued or outstanding as of December 31, 2002 under the 1988 Plan or 1998 Plan.

(2) The value of "in-the-money" options is calculated on a per share basis as the amount by which the fair market value of a share of the underlying Common Stock, which as of December 31, 2002 was $5.97, represented by an option exceeds the per share exercise price of the option.

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made to the Named Executive Officers during the last fiscal year under the Company's Long-Term Incentive Plan ("LTIP") with the Named

Executive Officers. No payments were made under the LTIP in the year ended December 31, 2002 as reflected in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                        SHARES          PERFORMANCE OR          NON-STOCK PRICE BASED PLAN
                                        UNITS         OTHER PERIOD UNTIL      -------------------------------
NAME                                 OTHER RIGHTS    MATURATION OR PAYMENT    THRESHOLD    TARGET    MAXIMUM
----                                 ------------   -----------------------   ---------   --------   --------
Don R. Graber......................         (1)     3 years ending 12/31/04   $155,000    $310,000   $620,000
Robert W. Lafferty.................         (1)     3 years ending 12/31/04     36,250      72,500    145,000
Nancy A. Michaud...................         (1)     3 years ending 12/31/04     30,625      61,250    122,500
Timothy G. Howard..................         (1)     3 years ending 12/31/04     24,500      49,000     98,000

---------------

(1) Awards earned under the Company's 2002 LTIP cycle are payable during the year following the end of a three-year award cycle in 2005. For the Named Executive Officers, the LTIP is based one-third on earnings per share, one-third on return on net assets, and one-third on total Shareholder return over the performance period compared to targets approved by the Compensation Committee at the beginning of the performance period.

PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the Standard & Poor's Small Cap 600 Value Index ("S&P Small Cap 600 Value"), the Standard & Poor's Leisure Time Products Index ("Leisure Time Products"), which index was discontinued after 2001, and the Standard & Poor's Leisure Products Index ("Leisure Products"). The Company has been classified as a member of the S&P Small Cap 600 Value. The performance graph is for the five-year period ended December 31, 2002:

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN: HUFFY CORPORATION, LEISURE TIME PRODUCTS, LEISURE PRODUCTS, AND S&P SMALL CAP 600 VALUE INDICES*


                                 (5-YEAR GRAPH)

               LEISURE              S&P 600
                 TIME    LEISURE   SMALL CAP
YEAR   HUFFY   PRODUCTS  PRODUCTS    VALUE
----   -----   --------  --------  ---------
1997  $100.00  $100.00   $100.00    $100.00
1998  $124.70  $ 76.80   $ 77.88    $ 94.82
1999  $ 42.25  $ 51.44   $ 54.04    $ 97.60
2000  $ 52.31  $ 46.19   $ 48.07    $117.81
2001  $ 51.50  $ 63.96   $ 61.80    $133.13
2002  $ 48.04            $ 61.55    $114.04

* Assumes $100 invested on December 31, 1997 in Company Common Stock, S&P Small Cap 600 Value, the Leisure Time Products and the Leisure Products and the reinvestment of dividends.

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the indices described above for the three-year period ended December 31, 2002:

      COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN: HUFFY CORPORATION, LEISURE TIME PRODUCTS, LEISURE PRODUCTS, AND S&P SMALL CAP 600 VALUE INDICES*

                                 (3-YEAR GRAPH)

               LEISURE              S&P 600
                 TIME    LEISURE   SMALL CAP
YEAR   HUFFY   PRODUCTS  PRODUCTS    VALUE
----   -----   --------  --------  ---------
1999  $100.00  $100.00   $100.00    $100.00
2000  $123.81  $ 89.78   $ 88.96    $120.71
2001  $121.89  $124.32   $114.37    $136.41
2002  $113.71            $113.91    $116.85

* Assumes $100 invested on December 31, 1999 in Company Common Stock, S&P Small Cap 600 Value, the Leisure Time Products and the Leisure Products and the reinvestment of dividends.

EQUITY COMPENSATION PLAN TABLE

     The following table sets forth information, as of December 31, 2002, with respect to the Company's compensation plans under which common stock is authorized for issuance:

                                                                                          NUMBER OF
                                                                                          SECURITIES
                                                 NUMBER OF           WEIGHTED-       REMAINING AVAILABLE
                                             SECURITIES TO BE         AVERAGE        FOR FUTURE ISSUANCE
                                                ISSUED UPON      EXERCISE PRICE OF       UNDER EQUITY
                                                EXERCISE OF         OUTSTANDING          COMPENSATION
                                                OUTSTANDING          OPTIONS,          PLANS (EXCLUDING
                                             OPTIONS, WARRANTS     WARRANTS AND      SECURITIES REFLECTED
                                                AND RIGHTS            RIGHTS            IN COLUMN (A))
PLAN CATEGORY                                       (A)                 (B)                  (C)
-------------                                -----------------   -----------------   --------------------
Equity compensation plans approved by
  security holders(1)......................      1,146,537            $9.3235              134,352
Equity compensation plans not approved by
  security holders.........................        779,138            $7.8131                  988
                                                 ---------            -------              -------
Total......................................      1,925,675            $8.7124              135,340
                                                 =========            =======              =======

     In 1998, the Directors approved the 1998 Non-Qualified Key Employee Stock Plan (the "Non-Qualified Plan"). The Non-Qualified Plan provides a means for key employees, other than Officers of the Company, to receive options of the Company's Common Stock. The material terms of the Non-Qualified Plan are identical to the 1998 Key Employee Stock Plan described later in this proxy statement except that, under this Non-Qualified Plan, no incentive stock option may be granted and no grants of any kind may be made to an Officer of the Company.
---------------

(1) Includes options issued pursuant to the Company's 1988 Stock Option Plan and 1987 Director Stock Option Plan, which plans ceased to have options available for additional grants in 1997.

PENSION PLAN TABLE

     The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan which provides benefits to salaried employees not otherwise covered under another pension plan of the Company. The following table shows, as of December 31, 2002, the estimated annual benefits (assuming payments made on the normal life annuity with 12 months certain) payable upon retirement at age 65 to an employee in specified compensation and years of service classifications.(1)

                                 YEARS OF SERVICE
               ----------------------------------------------------
COMPENSATION      15         20         25         30         35
------------   --------   --------   --------   --------   --------
 $  150,000    $ 31,087   $ 40,616   $ 50,145   $ 59,674   $ 59,674
    250,000      53,587     70,616     87,645    104,674    104,674
    500,000     109,837    145,616    181,395    217,174    217,174
    750,000     166,087    220,616    275,145    329,674    329,674
  1,000,000     222,337    295,616    368,895    442,174    442,174
  1,250,000     278,587    370,616    462,645    554,674    554,674
  1,500,000     334,837    445,616    556,395    667,174    667,174
  2,000,000     447,337    595,616    743,895    892,174    892,174

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Retirement Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement represented by the combination of benefits under the Retirement Plan, the Restricted Share Plan, and the Company's Supplemental/Excess Benefit Plan ("Benefit Plan"), which is discussed below. The Benefit Plan requires an offset of one-half of the Social Security primary insurance amount ("PIA"), and such amount has been deducted from the figures in the table. The PIA amount used in developing the above figures is $20,652. Thus, the offset is $10,326 for a person with 30 or more years of service.

     Monthly benefits upon normal retirement (age 65) under the Retirement Plan are the sum of (i) 0.9 percent of final average monthly compensation (as defined under the Retirement Plan to include salary, incentive compensation, commissions and overtime pay and based upon the highest three consecutive years in the last ten) up to the monthly Social Security Covered Compensation Amount, plus 1.3 percent of the amount by which final average monthly compensation exceeds the monthly Social Security Covered Compensation Amount, times years of service (to a maximum of 30 years), (ii) .075 percent of final average monthly compensation (to a maximum of $4,166.67) times years of service (to a maximum of 20 years), and (iii) for the Named Executive Officers 3.0 percent of final average monthly compensation times years of service to a maximum of 30 years but not to exceed $2,257 for Mr. Graber, $0 for Mr. Lafferty, $1,358 for Ms. Michaud and $1,417 for Mr. Howard. Additional provisions for early retirement are included. As of January 3, 2003, for purposes of the Retirement Plan and the Benefit Plan, Mr. Graber has 18 years of credited service, Mr. Lafferty has 3 years of credited service, Ms. Michaud has 16 years of credited service, and Mr. Howard has 29 years of credited service.

     The Company has established the Benefit Plan which provides additional benefits to participants in the Retirement Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code and Section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under the Benefit Plan, Executive Officers and certain key employees will receive at the same time and either in a lump sum or in the same form as benefits paid under the Retirement Plan, additional benefits which, when added to the benefits paid to the participant under the Retirement Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code and ERISA to the extent such limitations apply, and the amount by which the sum of 45 percent of final average monthly compensation (as defined under the Benefit Plan to include salary and bonus and based upon the highest three years in the last ten) less 50 percent of the monthly PIA payable under Social Security, with the difference prorated for less than 30 years of service, plus $2,500 per year, exceeds benefits payable only under the Retirement Plan, less the portion of such participant's benefit which has been replaced by benefits under the Restricted Share Plan, as described in footnote 3 to the Summary Compensation Table. The Benefit Plan also provides that Executive Officers and certain key employees will be provided benefits beginning at age 58, in an amount equal to such participants' then accrued benefits without actuarial reduction for early commencement in the event of (i) a "change-in-control" of the Company, as defined in the Benefit Plan, and (ii) subsequent termination of employment. Except as noted in the preceding sentence, benefits under the Benefit Plan will be reduced to an actuarial equivalent to reflect early distribution in the same manner as benefits under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts between the Company and any Executive Officers of the Company.

     The Named Executive Officers and certain other key employees of the Company each have a Special Deferred Compensation Agreement pursuant to which on each January 1 the Company credits to an account for such employee an amount equal to two percent of the aggregate of the base salary paid in the preceding calendar year and bonus paid or credited to such employee under the Annual Performance Incentive Plan for preceding calendar year results. The aggregate amount in such account is to be paid to the employee, subject to certain forfeitures, following termination of employment. Such amounts for calendar year 2002 have been included in the Summary Compensation Table.

     Two of the Named Executive Officers, Timothy G. Howard and Nancy A. Michaud, have deferred compensation and receive benefits under the Company's Capital Accumulation Plan (the "Capital Accumulation Plan") adopted in 1985. No compensation has been deferred by Named Executive Officers under the Capital Accumulation Plan since 1987 when deferrals were discontinued. Based upon the amount of such compensation deferred in 1985, 1986, and 1987, the Company has agreed to pay certain annual amounts generally beginning at age 65 or upon retirement, whichever occurs later, to each such participant or to designated beneficiaries upon such participant's death after retirement, until such participant reaches (or would have reached) age 80. These annual amortized amounts will be calculated on the basis of attributing from 19 to 24 percent per annum interest to the deferrals. A lump sum benefit equal to any remaining balance of deferred amounts, with annual interest at the rate noted below, will be paid in lieu of any annual benefits if (i) a participant terminates employment with the Company other than by death or disability prior to retirement (10 percent interest) or the Company terminates the participant's employment for certain reasons other than cause or competing with the Company (20 percent interest); (ii) a participant dies prior to retirement (20 percent interest); or (iii) the Capital Accumulation Plan is terminated by the Company because a change in federal or state laws, or judicial or administrative interpretation thereof, has materially affected its cost to the Company (20 percent interest). The Company will make supplemental pension payments to persons participating in the Capital Accumulation Plan to the extent pension benefits are reduced due to participation in such plan. Distributions made and interest accrued in excess of 120 percent of the applicable federal long-term interest rate provided under Section 1274(d) of the Code for the benefit of the Named Executive Officers have been included in the Summary Compensation Table.

     The Company has historically provided its key executive officers with severance benefits in the event of a change-in-control of the Company. During 2000, the Board of Directors undertook a review of the Company's outstanding severance arrangements and determined it would be advisable to negotiate revised and less costly arrangements with its Executive Officers, including three of the Named Executive Officers, Messrs. Graber and Howard and Ms. Michaud. Accordingly, these officers and the Company entered into Amended and Restated Retention/Severance/Non-Competition Agreements which replaced their prior agreements and Mr. Lafferty executed a similar agreement which, among other provisions, established the maximum potential severance benefit at 2.99 times a base amount, determined under applicable sections of the Code (which is essentially the executive's average annual compensation over the preceding five years), representing a substantial reduction in cost from the prior arrangements. In addition, the revised agreements specify that the severance benefit is only payable in the event the executive's employment is involuntarily terminated, or voluntarily terminated by the executive under certain circumstances, following the change-in-control. In consideration for their agreement to the substantial reduction in their potential severance benefits, the Named Executive Officers are also entitled to certain long-term incentive payments in the event of the possible sale of certain of the Company's operating businesses short of an actual change-in-control in exchange for their personal agreements to maintain the confidentiality of information and not to compete with the purchaser, as well as additional non-competition payments in the event of a change-in-control of the Company in amounts ranging from approximately 3.0 times for Mr. Graber and 1.5 times to 3.0 times for all other Named Executive Officers of the total compensation set forth in the Summary Compensation Table. Previously, these Named Executive Officers were not obligated to facilitate any potential Company transactions by submitting to personal confidentiality and/or non-compete restrictions.

     Generally, a "change-of-control" or "change-in-control", with respect to the above-referenced plans and agreements, is the acquisition by another person or persons other than directly from the Company of more than 20 percent of the Company's outstanding shares of Common Stock; a merger, consolidation or other combination of the Company with one or more corporations as a result of which more than 49 percent of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations other than the Company; a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company by any person; the election to the Board of Directors of the Company by the Shareholders of two or more persons not nominated as candidates for the Board of Directors in proxy statements furnished during such period on behalf of the Board of Directors of the Company; the approval by the Shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

                         PROPOSAL TO AMEND THE 1998 KEY
                         EMPLOYEE STOCK PLAN, THE 1998
                       DIRECTOR STOCK INCENTIVE PLAN AND
                         THE 1998 RESTRICTED SHARE PLAN

     Competition for key employees is intense and the use of significant stock options for recruitment, retention and motivation of key employees and directors is widespread. In 1998, following approval by the Board of Directors, the Shareholders approved the 1998 Key Employee Stock Plan (the "1998 Key Employee Plan"), the 1998 Director Stock Incentive Plan (the "1998 Directors Plan") and the 1998 Restricted Share Plan (collectively the "Plans"). Based on shareholder approval in 1998 and again in April 2001, a total of 1,123,714 shares were reserved for issuance under the Plans. The Plans utilize a single pool of available shares.

     In 2002, the Company made two acquisitions: McCalla Company, a service merchandising company headquartered in Atlanta, Georgia, and Gen-X Sports Inc., a distributor and marketer of sporting goods equipment, headquartered in Toronto, Canada. Both acquisitions were accretive and added key employees to continue profitable growth. The Company anticipates these acquisitions will add approximately $170 to $180 million to 2003 revenues. Options were granted to key employees at the close of such acquisitions in order to retain talented performers and to motivate future profitable performance. As a result of such acquisitions, options were granted to 135 key employees in 2002 compared to 89 employees in 2001. As a result of such option grants, as of December 31, 2002, 134,352 shares remained available for issuance under the Plans, an amount which will not be sufficient to meet the Company's anticipated needs for employee retention and recruiting.

     The Board of Directors therefore believes that an increase in the number of shares available for grant under the Plans is critical to enabling the Company to recruit highly qualified new employees, promote long-term retention of key employees, motivate high levels of performance, recognize contributions and broaden the base of employees incentivized by stock option grants. In December 2002, the Board approved an amendment that, if approved by the shareholders, would increase the total number of shares reserved for issuance under the Plans by 733,000 to a total of 1,856,714 shares, an additional amount that is equal to approximately 4.9% of the Company's total outstanding Common Stock on February 27, 2003.

     The shareholders are being asked to ratify and approve the amendment to the Plans at the Annual Meeting. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution to amend the Plans. The resolution will provide that the first sentence of each of Section 4(a) of the 1998 Directors Plan, Section 5(a) of the 1998 Key Employee Plan, and
Section 5.1 of the 1998 Restricted Share Plan will be amended to specify that the total amount of shares available for issuance under the combined Plans will be increased to 1,856,714 shares from the present 1,123,714 shares. Proxies will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

     In connection with the foregoing approval of shares, the Board of Directors also approved the following Plan changes:

     - Prohibition on Option Repricing: In accordance with the terms of each of the Plans, the Board has approved an amendment to each of the Plans effective January 1, 2003 prohibiting repricing of options without shareholder approval.

     - Elimination of Future Grants under 1998 Restricted Share Plan: In accordance with the terms of the 1998 Restricted Share Plan, as amended (the "Restricted Plan"), the Board has eliminated future restricted share grants under the Restricted Plan, which will no longer replace a portion of cash retirement benefits owed to key employees, in order to remove any shareholder concerns that the grant of the restricted stock under such plan is a "give-away" compared with stock options that have an exercise price equal to the fair market value on the date of grant. By contrast, the 1998 Director Stock Incentive Plan limits the annual award of restricted shares to that number of Common Shares of stock having a fair market value of $12,500, on the date of grant, rounded to the nearest whole share.

     - Limitation on Restricted Share Grants under the 1998 Key Employee
       Plan: Although no restricted shares have been granted under the 1998 Key Employee Plan and there is no current intention to do so, the Board has limited any future grants under such plan to no more than fifty percent of the number of shares by which the Plans are increased as requested for approval at this meeting. Vesting of any such restricted shares will in no event be less than 12 months.

     - Curtailment of 1998 Key Employee Non-Qualified Stock Plan: The 1998 Key Employee Non-Qualified Stock Plan (the "Non-Qualified Plan") adopted in 1998 provides no options to Officers of the Company and thus in accordance with then applicable law was not approved by shareholders. As of February 27, 2003, no shares remain to be granted under the Non-Qualified Plan. No future grants will be made under the Non-Qualified Plan, except to the extent options previously granted under the plan are returned to it upon an employee's termination of service; such amount is estimated to be de minimus.

     As of December 31, 2002, options to purchase 665,273 shares were outstanding under the Plans with exercise prices ranging from $1.00 (for options by Directors in lieu of receipt of Director fees) to $16.25. Without taking into account the proposed amendment to the Plans, 134,352 shares remained available for future grant as of December 31, 2002.

     The aggregate number of shares which may be issued under the Plans, the number and class of shares subject to each outstanding option or stock appreciation right and restricted shares still subject to restrictions, and the price per share will be appropriately adjusted in the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure.

PLAN ADMINISTRATION

     The 1998 Key Employee Plan and the 1998 Restricted Share Plan are administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of at least three independent members of the Board of Directors of the Company who are not entitled to participate in the Plans. The Committee has the full power and authority to construe the provisions and to supervise the administration of such plans, and all decisions made by the Committee will be final. The 1998 Directors Plan is to be administered by a committee consisting of at least three officers of the Company to be appointed by the Board of Directors who are not entitled to participate in such plan.

     At the close of business on February 27, 2003, the market value of a share of the Company's Common Stock was $5.85.

TAX CONSEQUENCES

     Gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax-deductible expense to the Company at the time of exercise. Any appreciation in the value of stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

     No taxable income for federal income tax purposes results from the exercise of an incentive option at the time of exercise. Any gain realized on the sale of stock acquired on exercise of an incentive option is considered as long-term capital gain for federal income tax purposes if the stock has been held at least one year after it was acquired on exercise of the option and if at least two years have expired after the grant of the option. Except as hereafter indicated, the Company is not entitled to any deduction with respect to the grant or exercise of any incentive option. If the stock is sold or otherwise disposed of within one year after exercise or within two years after the grant, any appreciation at the date of exercise above the option price is treated, subject to certain limitations, as "ordinary" income for federal income tax purposes. Any appreciation after the date of exercise is considered as long or short-term capital gain to the optionee depending upon whether or not the stock was held longer than one year. The amount of ordinary income received by the optionee generally is treated as a tax-deductible expense to the Company.

     Upon the exercise of a stock appreciation right, the holder will realize ordinary income equal to the amount of the gain. This amount is generally treated as a tax-deductible expense to the Company at the time of exercise.

     With respect to grants of restricted shares, the recipient must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk for forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction for the same amount at the time the recipient recognizes such income.

     Under Section 162(m) of the Code, corporations with a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (i.e. "public companies") are no longer permitted to deduct, for income tax purposes, compensation paid to certain executive officers to the extent such compensation exceeds $1 million in a tax year. However, certain types of compensation, including generally compensation which constitutes "performance-based" compensation, is excluded from this limitation. In any given year, as to options exercised by an Executive Officer, the difference between the exercise price and the market price on the exercise date (the "spread") would be included as compensation for Section 162(m) purposes unless the applicable option plan meets certain requirements contained in the applicable regulations promulgated by the Internal Revenue Service. Such regulations provide that in order for the spread realized upon the exercise of an option to constitute performance-based compensation which is exempt from the Section 162(m) deduction limitation, the stock option plan under which the options were granted must, among other requirements, be administered by a compensation committee comprised solely of two or more "outside directors" and must contain a specific limit on the number of options which may be granted to any one employee participant. The 1998 Key Employee Plan is drafted with the intention of preserving the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to Named Executive Officers.

THE 1998 DIRECTOR STOCK INCENTIVE PLAN

     The 1998 Directors Plan provides for annual non-discretionary restricted share grants to non-employee directors, of which the Company will have seven following the 2003 Annual Meeting of

Shareholders. It also provides a feature by which non-employee directors may elect to receive options in lieu of annual retainer fees. Its stated purpose is to encourage ownership in the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries and whose continued services as Directors are considered essential to the Company's continued progress.

     The Board of Directors may alter or amend the 1998 Directors Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, change the number of shares of Common Stock which may be issued upon exercise of options, reduce the prices at which options may be exercised, reprice options, extend the time within which options may be granted or exercised, change the designation of the class of Directors eligible to receive options, materially increase the benefits accruing to participants, or alter or affect to the detriment of an option holder any option previously granted without the consent of such option holder.

     The 1998 Directors Plan provides that non-employee Directors will automatically receive annual grants of restricted stock awards at a fair market value of $12,500, with vesting tied to the recipients' attainment of director stock ownership targets, but not before the first anniversary of the grant date. The Directors' policy requires a Director to own at least 1,200 Common Shares within 18 months after election to the Board of Directors; 2,200 Common Shares on the third anniversary of a Director's nomination to the Board of Directors; and 3,200 Common Shares on or before the sixth such anniversary.

     The Company paid its non-employee Directors an annual retainer in the amount of $22,500 per year in 2002. Under the 1998 Directors Plan, non-employee Directors may elect to receive an option in lieu of all or any part of the annual retainer to be earned in the current 1998 Director Plan Year. Such options will be granted automatically on May 1, the first day of the 1998 Directors Plan Year, and/or on such other dates as may be designated as long as the Director makes an election prior to such dates. An election to receive an option in lieu of the retainer with respect to any particular year is irrevocable. The purchase price of the Common Stock covered by such options is $1.00 per share. The Board's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium of 150% for such deferrals, as calculated in the 1998 Directors Plan.

     All options granted under the 1998 Directors Plan have a ten-year term. Options are not exercisable for the first six months from the date of issuance, at which time they become exercisable as to 100% of the shares covered until termination. Shares covered by an option which is no longer exercisable with respect to such shares will again be available for offering under the 1998 Directors Plan.

     Options under the 1998 Directors Plan may not be transferred except generally by will or the laws of descent and distribution, and during the lifetime of the option holder, may be exercised only by the option holder or his representative. In addition, options generally may be exercised only while the option holder is serving as a member of the Board of Directors. However, upon the death of a Director, upon the retirement of a Director because of total and permanent disability, upon expiration of a Director's term of office or otherwise in accordance with the Board's retirement policy, or upon the resignation of a Director due to a potential conflict of interest, the former Director or his representative may, at any time during the balance of the ten year period, purchase all or any part of the Common Stock covered by the option. Notwithstanding the foregoing, in no event shall an option be exercised if the former Director engages or participates in any business which competes against any of the businesses engaged in by the Company.

     In the event of a change in control of the Company, all outstanding options will become immediately and fully exercisable. Any non-employee Director whose services are terminated within twenty-four months after a change in control may exercise outstanding options at any time during the balance of the ten-year period.

FUTURE RESTRICTED STOCK GRANTS

     Under the existing plan, stock incentives are only available to Outside Directors. The approximate number of persons eligible to participate in the Plan is seven. If all of the nominees for election to the Board at the Annual Meeting are in fact elected by the Shareholders, the grants of restricted stock will be as set forth below for 2003.

                               NEW PLAN BENEFITS

DIRECTOR NAME                                               DOLLAR VALUE OF GRANT   NUMBER OF UNITS
-------------                                               ---------------------   ---------------
W. Anthony Huffman........................................         $12,500                 *
Linda B. Keene............................................         $12,500                 *
Donald K. Miller..........................................         $12,500                 *
James F. Robeson..........................................         $12,500                 *
Thomas C. Sullivan........................................         $12,500                 *
Joseph P. Viviano.........................................         $12,500                 *
Gerald B. Wasserman.......................................         $12,500                 *
Non-Employee Director Group (7 persons)...................         $87,500                 *

---------------

* The number of shares of Common Stock included in the awards will be determined by dividing the fixed dollar amount of each award by the closing price of Huffy Common Stock on the New York Stock Exchange on the award date. In 2002, each Director (other than Mr. Wasserman who was not a Director at the time of grant) received a grant of 1,713 shares of restricted stock.

     It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the 1998 Directors Plan, to be covered by such options. The following table sets forth the number of options to acquire shares which were received by or allocated to each of the listed Directors in 2002 under the 1998 Directors Plan.

                               NEW PLAN BENEFITS

                                                                   SHARES
                                                                 UNDERLYING
                                                                   OPTIONS
DIRECTOR NAME                                                  GRANTED IN 2002
-------------                                                  ---------------
W. Anthony Huffman..........................................        4,592
Linda B. Keene..............................................            0
Donald K. Miller............................................        4,592
James F. Robeson............................................        4,592
Thomas C. Sullivan..........................................        4,592
Joseph P. Viviano...........................................        4,592
Gerald B. Wasserman.........................................            0
All Directors who are not employees as a group..............       22,960

THE 1998 KEY EMPLOYEE PLAN

     The 1998 Key Employee Plan provides a means for key employees to receive options to acquire shares of the Company's Common Stock and stock appreciation rights, and an opportunity to subscribe for shares of Common Stock subject to certain restrictions. Its stated purpose is to provide an additional incentive to Officers and Directors who are employees of the Company and its subsidiaries to increase shareholder value and to remain in the employ of the Company or its subsidiaries.

     The Board of Directors may alter or amend the 1998 Key Employee Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, increase the aggregate number of shares of Common Stock which may be issued, reduce the prices at which options or stock appreciation rights may be exercised, extend the time within which options or stock appreciation rights may be granted or exercised, reprice options, extend the time within which restricted shares may be offered, permit any person while a member of the Committee to be eligible to participate, alter or affect to the detriment of an optionee any option or stock appreciation right previously granted without the consent of such optionee, or alter or affect to the detriment of a subscriber any subscription for restricted shares without the consent of such subscriber.

     Any full-time salaried employee of the Company or a subsidiary who is also an Officer and may or may not be a member of the Board of Directors, or a key employee will be eligible to participate in the 1998 Key Employee Plan. At the present time, the number of employees who may participate in the 1998 Key Employee Plan is unknown. The Committee will designate the employees to whom options and/or stock appreciation rights will be granted or to whom restricted shares will be offered. The Chief Executive Officer of the Company, subject to limitations, also may grant non-qualified options to employees, but not Officers, of the Company. Such grants will be subject to the same terms and conditions of the 1998 Key Employee Plan as grants made by the Committee.

     Options granted under the 1998 Key Employee Plan to a key employee may be either non-qualified stock options or incentive stock options, or both, as described below. To date, no incentive stock options or stock appreciation rights have been granted under such plan.

     The number of shares of Common Stock that may be subject to options granted to an employee during any calendar year may not exceed 25% of the total number of shares that may be issued under the 1998 Key Employee Plan. Shares covered by an option which is no longer exercisable with respect to such shares or restricted shares which are forfeited will again be available for offering under the 1998 Key Employee Plan. If an option is surrendered in connection with the exercise of a stock appreciation right, the number of shares covered by such option less the number of shares issued in connection with the exercise of the stock appreciation right will again be available for offering.

     The purchase price of Common Stock covered by an incentive stock option may not be less than 100% of the fair market value of such Common Stock on the date of grant of such option. The purchase price of Common Stock covered by any other option is determined by the Committee; provided, however, that the purchase price may not be less than $1.00 per share. Options may be exercised by payment to the Company of the purchase price in cash or in Common Stock of the Company already owned by the optionee or, subject to applicable Company policy, the withholding of Common Stock to be issued to optionee or any combination thereof. No option may be exercised until six months following the date upon which it was granted or after ten years from such date.

     In the event of a change-in-control of the Company, all outstanding options will become immediately and fully exercisable. Any outstanding option of an optionee whose employment is terminated, except by the Company for cause, within 24 months after a change-in-control will remain exercisable for a period of three months from the date of such termination, but in no event after the expiration of the exercise period.

     The Committee may grant in connection with any option granted under the 1998 Key Employee Plan a stock appreciation right, whereby the option holder may receive from the Company, upon request and in exchange for the surrender of any outstanding option, shares of the Common Stock, cash or any combination thereof having a value equal to the excess of the fair market value of the Common Stock on the date of the request over the purchase price specified in such option. A stock appreciation right may be granted only at the time of an option and is exercisable only if the fair market value of the Common Stock on the date of the request exceeds the purchase price of such option.

     Options granted by the Committee vest, generally, in equal amounts over three or four years beginning on the first annual anniversary date of the grant. No stock appreciation right or related stock option may be exercised during the first six months of its term, unless the death or disability of the optionee occurs during this period, or after ten years from the date of grant. Upon surrender of an option in exercise of stock appreciation rights, such option will expire. The Committee's disapproval of a request will not affect the optionee's right to exercise the stock appreciation right at a later date or to exercise any option granted under the 1998 Key Employee Plan.

     An option or stock appreciation right may be transferred only by will or the laws of descent and distribution or by gift to certain family members. During the lifetime of an employee, only the employee, his representatives, or his permitted assigns may exercise any option or stock appreciation right.

     Options or stock appreciation rights may be exercised only while the option holder is an employee during a period of continuous employment with the Company or a subsidiary from the date of grant and may not be exercised at any time after termination of employment except as follows: (1) upon the termination of employment for disability or upon retirement under any pension plan for salaried employees, a former employee may exercise all or any part of his non-qualified options until five years after such termination or retirement, whichever occurs first, and he may exercise all or any part of his incentive stock options or stock appreciation rights for a period of three months following such termination or retirement; (2) upon termination following the disposition of a business, a former employee may exercise all or any part of his exercisable non-qualified options, incentive stock options, or stock appreciation rights until three months after such termination; (3) at the discretion of the Company, upon severance of an employee, such former employee may exercise his non-qualified options for a period to be negotiated, not to exceed the severance pay period, provided the former employee has executed a release and waiver; and
(4) upon the death of any employee, retired employee, or employee whose services were terminated due to disability, his representatives may exercise his options or stock appreciation rights for a period of six months following the date of death. Notwithstanding the foregoing, in no event shall an option be exercised if the former employee engages or participates in any business which competes against any of the businesses engaged in by the Company.

     The 1998 Key Employee Plan gives key employees selected by the Committee an opportunity to subscribe for restricted shares. Such shares will be restricted as to transferability for a period of time, not to exceed ten years, as determined by the Committee. The purchase price of the restricted shares will be determined by the Committee; provided, however, that in no event will the price be less than $1.00 per share. The purchase price must be paid in full by the subscriber on or before ten years from the date of the subscription by setting off against such purchase price 100% of the cash dividends payable with respect to the restricted shares plus such portion of all profit sharing or other bonuses to which the subscriber becomes entitled as provided by the Committee and in cash. No certificates for restricted shares will be executed and delivered until such shares are fully paid. To date, no restricted shares have been granted under such plan and none are currently planned. Restricted shares granted may not exceed fifty percent (50%) of the number of shares by which the Plans are increased upon approval of this proposal.

     Except for restrictions on transfer, an employee who subscribes for restricted shares will have all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the subscription agreement.

     In the event a subscriber ceases to be an employee of the Company or a subsidiary during the restricted period for any reason other than death, disability, retirement under any pension plan, or termination by the Company other than for cause within 24 months of a change-in-control, all restricted shares will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares will be free of restrictions and not forfeited. If a subscriber ceases to be an employee by reason of death, disability, retirement under any pension plan, or within 24 months after a change-in-control, the restrictions will terminate. The Committee may at any time accelerate or waive all or any portion of the restrictions in respect of the restricted shares.

     Upon termination of employment for any reason, including death or retirement, the employee or his representative may elect to pay the purchase price due on any portion of the restricted shares which are freed of restrictions and not forfeited within three months after the happening of such event. If such payment is not made, the Company will treat the failure as a default in payment, whereby the Company will release the shares from subscription and treat as retired the shares subject to the subscription which have not been fully paid.

     It is impossible at the present time to indicate specifically the names of persons to whom future options, stock appreciation rights, or restricted shares will be granted, or the aggregate number of shares, within the limitations of the 1998 Key Employee Plan, to be covered by such grants. The following table sets forth the options granted in 2002 under the 1998 Key Employee Plan to the Named Executive Officers, to all Executive Officers as a group, to non-officer employees as a group and to all employees.

                               NEW PLAN BENEFITS

                                                                   SHARES
                                                                 UNDERLYING
                                                                   OPTIONS
NAME                                                           GRANTED IN 2002
----                                                           ---------------
Don R. Graber...............................................       100,000
Robert W. Lafferty..........................................        36,000
Nancy A. Michaud............................................        47,000
Timothy G. Howard...........................................        20,000
Executive Officers as a group...............................       203,000
Non-Officer employees as a group............................             0
Total for all employees.....................................       203,000

THE 1998 RESTRICTED SHARE PLAN

     The 1998 Restricted Share Plan replaced a portion of the cash retirement benefits owed to key management employees under the Benefit Plan with the Company's Common Stock granted as restricted shares. As indicated above, the Board has eliminated future restricted share grants under the 1998 Restricted Plan, effective January 1, 2003. Despite the elimination of future grants, an amendment to the 1998 Restricted Share Plan is required in that, as described above, each of the Plans utilize a single pool of available shares. As to restricted shares previously granted under the 1998 Restricted Plan, such shares directly reduced and replaced a portion of the cash amount of supplemental retirement benefits owed to participants under the Benefit Plan. The Company is able to take a tax deduction for the value of the Restricted Shares awarded under the 1998 Restricted Share Plan upon the vesting of such shares.

     The Board of Directors may alter or amend the 1998 Restricted Share Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, increase the aggregate number of shares of Common Stock which may be issued. Further, the Board of Directors may not alter or affect to the detriment of any recipient any outstanding restricted shares granted pursuant to the 1998 Restricted Share Plan without the consent of such recipient.

     Any Senior Executive Participant in the Benefit Plan was eligible to receive a grant of restricted shares under the 1998 Restricted Share Plan. This class of participants includes approximately seven persons.

     Each recipient was entitled to an annual grant of restricted shares in an amount having a fair market value equal to one-half of the total dollar amount of such recipient's accrued benefit under the Benefit Plan as determined by the Company's actuary. The Committee could approve additional grants in its discretion.

     Until vested, restricted shares may not be transferred or encumbered without the consent of the Committee. Subject to other provisions of the 1998 Restricted Share Plan and any agreement for restricted shares, each grant of restricted shares will vest upon the earliest of the following dates: (1) the date of the recipient's death, (2) the date on which the Committee determines that the recipient is disabled, (3) the date on which the recipient becomes vested in his benefit under the Benefit Plan, (4) the closing date of a change-in-control, or (5) the date on which the recipient becomes eligible to commence retirement benefits under any salaried retirement plan.

     Except for restrictions on transfer, an employee who receives restricted shares has all of the rights of a Shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the 1998 Restricted Share Plan and any grant agreement.

     In the event a recipient ceases to be an employee of the Company or a subsidiary prior to the vesting of any restricted shares, all restricted shares which are not vested will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares not yet vested will not be forfeited. If restricted shares granted under the 1998 Restricted Share Plan are later forfeited, such restricted shares will again be available for offering under the 1998 Restricted Share Plan.

     At the present time, future grants have been eliminated and the program has been curtailed.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               PROPOSAL TO AMEND
                           ARTICLES OF INCORPORATION
                         TO ELIMINATE CUMULATIVE VOTING

INTRODUCTION

     The Board of Directors has unanimously approved and recommended that the shareholders adopt an amendment to the Company's Articles of Incorporation to eliminate cumulative voting in the election of directors. Under this proposal, the following new provision would be added to the Articles of Incorporation:

        ARTICLE EIGHTH: No holder of shares of the Corporation shall be entitled to vote cumulatively in the election of directors of the Corporation.

BACKGROUND

     The Company's Articles of Incorporation are presently silent on the issue of cumulative voting, and under Ohio corporate law cumulative voting is available unless affirmatively eliminated by a provision in the Articles. In practice, the Company's shareholders have not chosen to invoke cumulative voting at any time since 1928, if ever, to the knowledge of the Company's current management.

     In an election of directors in which cumulative voting has been invoked by the shareholders, each share has a number of votes equal to the number of directors to be elected, and each shareholder may allocate his or her cumulative votes among as many candidates and in such proportions as the shareholder chooses. In the absence of cumulative voting, a shareholder's votes are spread equally among all candidates for whom the shareholder votes. Thus, under cumulative voting minority shareholders may concentrate all of their votes on one candidate and could elect one or more candidates to the Board who might not otherwise have received enough votes to be elected. Without cumulative voting, the holders of a majority of shares have the power to elect the entire Board of Directors.

     If the proposal to eliminate cumulative voting is approved, the ability of an organized block of minority shareholders to elect a representative to the Board of Directors without the cooperation of shareholders owning a majority of the voting shares would be greatly reduced or eliminated. Under some circumstances the elimination of cumulative voting could have an anti-takeover effect by making it more difficult for a hostile potential acquiror holding a minority block of shares from obtaining a foothold on the Board. Under other circumstances, however, the existence of cumulative voting can have an anti-takeover effect by making it more difficult for a hostile potential acquiror who obtains a majority but not all shares from consolidating control of the Company.

REASONS FOR AMENDMENT

     The Board recommends the elimination of cumulative voting because one of the principal results of cumulative voting is to make it more likely that an individual or group of individuals, owning less than a plurality of the Company's voting stock, could obtain representation on the Board. Such an individual or group may have interests and goals inconsistent with, or even actively conflicting with, the best interests of a majority of the shareholders. The Company's Board of Directors believes that each director should represent the interests of all shareholders rather than the narrow interests of any special constituency. The proposal eliminates the possession of rights by shareholders that are disproportionate to their respective share holdings.

     While the elimination of cumulative voting may impact the voting rights of certain minority shareholders, cumulative voting creates an administrative expense and burden to administer for the Company. Further, the Company's shareholders, as a matter of practice, do not exercise the right of cumulative voting in the election of the Directors.

VOTE REQUIRED

     The affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock is required for the adoption of this proposal. Proxies received in response to this solicitation will be voted in favor of the proposal unless the shareholder otherwise instructs.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as independent public accountants for the Company for calendar year 2003, subject to ratification by the Shareholders and any future contingencies that may require reconsideration. The firm of KPMG LLP has served as independent public accountants for the Company since 1962. The Board of Directors recommends ratification of this appointment although it is not required by law. One or more members of KPMG LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such appropriate questions as may be asked by Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of the holders of the majority of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for its audit of the Company's annual financial statements for the year ended December 31, 2002 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during the year amounted to $790,814.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP did not provide any financial systems design or implementation during the year.

ALL OTHER FEES

     The aggregate fees billed for all services rendered by KPMG LLP other than the Audit Fees described above, during the year ended December 31, 2002 amounted to $396,418. The Company's Audit Committee did consider whether KPMG's provision of such non-audit-related services was compatible with maintaining the independence of KPMG LLP and concluded that it was compatible with maintaining such independence.

                                 OTHER MATTERS

     Proposals of Shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company by November 6, 2003 for inclusion in the Company's Proxy Statement and proxy relating to the 2004 Annual Meeting of Shareholders.

     The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2003, unless the Company receives notice of such proposals prior to January 20, 2004.

     The Board of Directors does not intend to present to the meeting any matters other than those mentioned herein. It does not know of anything that will be presented by other parties, other than those mentioned herein.

     However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon according to their discretion and best judgment.

                                            By order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary
Dayton, Ohio
March 6, 2003

                                                                       EXHIBIT A

                                AUDIT COMMITTEE

     PURPOSE AND ROLE - The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are (or will become within a reasonable period of time) financially literate, as such is determined by the Board of Directors, in its business judgment, with at least one such member being an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC") as the Board of Directors interprets such qualification in its business judgment. Each member shall be free of any relationship that would interfere with his or her individual exercise of independent judgment. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Corporation shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of issuing an audit report or to any advisors employed by the Audit Committee.

     SCOPE - The Audit Committee serves at the pleasure, and is subject to the control and direction, of the Board of Directors.

     RESPONSIBILITIES - The primary responsibilities of the Audit Committee include:

     (a) Public Accountants.

     (i) The Audit Committee shall be directly responsible for the selection, evaluation and, where appropriate, replacement of public accountants for the Corporation, and to verify and ensure the independence of such firm, discussing with the Board of Directors any relationships that may adversely affect the independence of the auditor. The Audit Committee is responsible for ensuring that the outside independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The public accountant firm shall report directly to the Audit Committee.

            (A) The Committee shall review and evaluate the lead and concurring partners of the independent accountants.

            (B) The Committee shall ensure the rotation of the lead audit and concurring partner of the independent accountants as required by law.

     (ii) The Audit Committee shall, prior to the annual audit of the Corporation or any non-routine audit, meet with the auditors conducting such audit for the purpose of discussing:

            -- The scope of the audit.

            -- The extent and sufficiency of internal accounting controls.

            -- Coordination with and review of internal auditing work of the
               Corporation.

            -- The cost of the audit.

     (iii) The Audit Committee shall have the authority to instruct the auditors to expand the extent of their audit or to specify particular areas for examination by the auditors.

     (iv) Prior to the release of the financial statements contained in the quarterly Form 10-Q, such statements will be reviewed with the Chairman of the Audit Committee and other members of the Committee will be notified in advance of the review date and time so as to be afforded the opportunity to participate in such review. In addition, the Audit Committee Chairman and, to the extent the Committee deems necessary or appropriate, the Audit Committee shall review and discuss quarterly reports from the independent accountants on:

            (A) All critical accounting policies and practices to be used.

            (B) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

            (C) Other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

     (v) Following completion of the annual audit, the Audit Committee shall meet with the auditors to review the audit and their report thereon.

     (vi) The Audit Committee shall also, following completion of the audit, review the auditors' evaluation of:

            -- The quality and adequacy of the accounting financial and internal audit policies and procedures of the Corporation.

            -- The overall internal controls of the Corporation.

            -- The impact of opinions of the Financial Accounting Standards
               Board, releases of the SEC, regulations of the New York Stock Exchange, changes in the tax laws and any other pertinent laws or regulations that could have an impact upon the Corporation's financial condition and statements.

            -- The adequacy of management disclosure of financial information to the Directors.

     (vii) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to those exceptions for non-audit services permitted by law including those described in Section 10A(i)(1)(B) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended from time to time (a copy of this Section has been provided to the Audit Committee), which are approved by the Audit Committee prior to the completion of the audit.

     (viii) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     (b) Internal Auditors.

     As used in this charter, "Internal Auditors" means the Corporation's internal audit department or the external audit firm hired to fulfill the internal audit function.

     (i) The Audit Committee shall meet, at each of its regularly scheduled meetings, with the Manager of Internal Audit to review the internal audit program of the Corporation. As used in this charter, "Manager of Internal Audit" means the manager of the Corporation's internal audit department or the manager of an external audit firm hired to fulfill the internal audit function

     (ii) The Audit Committee shall receive periodic reports on such program, including information on audits completed and in progress, and audits added to or deleted from the program. Such reports shall include a discussion of any major findings disclosed during the course of such audits.

     (c) The Committee will ensure both the public accountants and the internal auditors will have direct access to members of the Audit Committee.

     (d) The Committee will review the Certification of the Chief Financial Officer and Chief Accounting Officer in connection with the filing of the Corporation's annual Form 10-K Report and quarterly Form 10-Q Reports.

     (e) The Committee shall report to the Board of Directors on the auditors' findings and shall make such recommendations to the Board of Directors on audit matters or procedures, as it may deem appropriate.

     (f) The Audit Committee shall review this charter annually.

     (g) The Audit Committee shall perform such other functions as are prescribed by law.

     COMPLIANCE OVERSIGHT RESPONSIBILITIES - The Audit Committee, to the extent it deems necessary or appropriate, shall:

     (a) Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act regarding discovery of illegal or improper acts (a copy of which has been provided to the Audit Committee) has not been implicated.

     (b) Obtain reports from management and the independent accountants that the Corporation and its subsidiaries are in conformity with applicable legal requirements and the Corporation's Standards of Ethics and Behavior, including any separate policy applying to Officers and Company Presidents. Review reports and disclosure of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures reports regarding compliance with applicable laws and regulations and with the Corporation's Standards of Ethics and Behavior.

     (c) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (d) Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

     (e) Discuss with the Corporation's Vice President - General Counsel and Secretary legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

     QUORUM/ATTENDEES - The Audit Committee will be comprised of not less than three Directors (all of whom shall be Independent Directors) to be nominated by the Nominating and Governance Committee and approved by the Board of Directors for appointment in April of each year, and other times when necessary to fill vacancies. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act, as amended from time to time (a copy of which has been provided to the Audit Committee), and the rules and regulations of the SEC as may be amended from time to time. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the SEC. Audit Committee members shall not simultaneously serve on the audit committee of more than two other publicly traded companies.

     The membership of the Audit Committee shall be in full compliance with the requirements of the New York Stock Exchange and other applicable laws, rules or regulations or bodies having authority over such matters. One of such Directors will be designated as Chairman of the Audit Committee. The duties and responsibilities of a member of the Audit Committee are in addition to those for a member of the Board of Directors. A majority of the duly appointed and qualified members of the Audit Committee shall constitute a quorum for the transaction of business.

     MEETINGS - The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with Management, the internal auditors and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     LIMITATION OF AUDIT COMMITTEE'S ROLE - While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants of the Corporation.

     All members of the Committee will receive a copy of the minutes of each meeting of the Audit Committee following such meeting.

                               HUFFY CORPORATION
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                                -------------------------------


                                                -------------------------------
                                                        Control Number


                                                YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE          FOR     WITHHELD      FOR ALL
                                                FOR THE FOLLOWING:                                 All        All         Except
Will Attend Annual Meeting         [  ]
Please indicate number                          1. Election of Directors:                          [  ]       [  ]          [  ]
attending:  ______                                 Nominee for a 1 year term: (01) Donald K.
Change of Address                  [  ]            Miller
Mark here for address change                       Nominees for 2 year terms: (02) W. Anthony
and revise pre-printed address                     Huffman, (03) Joseph P. Viviano, (04) Gerald
                                                   B. Wasserman

                                                ----------------------------------------------
                                                (Except nominees written above)
                                                                                                   For      Against       Abstain
                                                2. Amendment to the 1998 Key Employee Stock        [  ]       [  ]          [  ]
                                                   Plan, the 1998 Director Stock Incentive Plan
                                                   and the 1998 Restricted Share Plan increasing
                                                   the number of shares available for grant of
                                                   options thereunder.
                                                                                                   For      Against       Abstain
                                                3. Amendment to the Articles of Incorporation      [  ]       [  ]          [  ]
                                                   to eliminate the right to cumulative voting.

                                                4. Ratification of appointment of KPMG LLP as      For      Against       Abstain
                                                   independent public accountants for 2003.        [  ]       [  ]          [  ]



                                                        Signature(s)______________________________________Date:_______________,2003
                                                        Signature(s)______________________________________Date:_______________,2003

                                                        IMPORTANT: Please sign and return promptly. Please sign exactly as name appears. If signing in fiduciary or representative capacity, please give full title as such. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer is required, together with the full corporate name.

--------------------------------------------------------------------------------
                   --    FOLD AND DETACH HERE   --


   VOTE BY TELEPHONE OR THE INTERNET 24 HOURS A DAY, 7 DAYS A WEEK


                              TELEPHONE

Use a touch-tone telephone to vote by phone toll-free. Simply dial 1-866-207-3912 and follow the simple recorded instructions. Have your control number (located near the top of this form) available when you call.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote your shares by telephone, there is no need to return your proxy card.

                               INTERNET

Access the World Wide Web site at HTTP://WWW.EPROXYVOTE.COM/HUF/ to vote via the Internet. Have your control number (located near the top of this form) available when you access the web site. If you vote your shares via the Internet, there is no need to return your proxy card.

                                 MAIL

MARK, SIGN AND DATE your proxy card. Detach your proxy card and return it in the postage-paid envelope provided.

You can vote by phone or via the Internet anytime prior to 11:59 p.m. on April 23, 2003. You will need the control number printed at the top of this page to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                                HUFFY CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 2003
P
     The undersigned hereby appoints Don R. Graber and Thomas C. Sullivan, and
R each of them, his or her proxies, with power of substitution, to vote all shares of Common Stock of HUFFY CORPORATION, an Ohio corporation, which he
O or she may be entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held April 24, 2003, and at any adjournment(s)
X thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:
Y

                         ELECTION OF DIRECTORS, NOMINEES
                    (FOR A TERM OF ONE YEAR) DONALD K. MILLER
   (FOR A TERM OF TWO YEARS) W. ANTHONY HUFFMAN, JOSEPH P. VIVIANO, GERALD B.
                                   WASSERMANAN

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE NOMINATED DIRECTORS, (B) FOR THE AMENDMENT OF THE 1998 KEY EMPLOYEE STOCKPLAN, THE 1998 DIRECTOR STOCK INCENTIVE PLAN AND THE 1998 RESTRICTED SHARE PLAN, (C) FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION, AND (D) FOR THE APPOINTMENT OF AUDITORS. EXCEPT FOR THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO BUSINESS OTHER THAN OF A ROUTINE NATURE TO BE BROUGHT BEFORE THE MEETING. IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO APPOINTED PROXIES' DISCRETION AND BEST JUDGMENT. IF CUMULATIVE VOTING IS ELECTED FOR ELECTION OF DIRECTORS, VOTES CAST PURSUANT TO THIS PROXY WILL BE DISTRIBUTED TO THE ABOVE NOMINEES, AT THE DISCRETION OF SAID PROXIES.

                                                                     SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------

                               HUFFY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS


                                ADMISSION TICKET

April 24, 2003, 10:00 a.m.
York Halls Ballroom
Holiday Inn Toronto Yorkdale
3450 Dufferin Street
Toronto, Ontario, Canada

Directions:

WESTBOUND: HWY. 401 - exit Allen Rd. Take Yorkdale               [MAP]
Rd. N. Follow along north side of Yorkdale
Shopping Centre. Cross Dufferin St. at the lights to Bridgeland Ave., turn left into driveway.

EASTBOUND: HWY. 401 - exit Dufferin St. S. Turn right into Plaza Pontiac car dealership.


If you plan to attend the meeting, please check the box and indicate the number attending on the reverse side of the proxy form. Please detach this card and bring it with you to the meeting for presentation at the meeting.